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                                                                     EXHIBIT 4.7



                          SECOND SUPPLEMENTAL INDENTURE
                          DATED AS OF DECEMBER 31, 1999

                                      AMONG

                      ALTERRA HEALTHCARE CORPORATION (F/K/A
                       ALTERNATIVE LIVING SERVICES, INC.)

                                       AND

                      STATE STREET BANK AND TRUST COMPANY,

                              AS SUCCESSOR TRUSTEE

                                       TO

                                    INDENTURE
                        DATED AS OF MAY 23, 1996 BETWEEN

                           STERLING HOUSE CORPORATION

                                       AND

                              FLEET NATIONAL BANK,

                                   AS TRUSTEE,

               AS SUPPLEMENTED BY THE FIRST SUPPLEMENTAL INDENTURE
                      THERETO DATED AS OF OCTOBER 23, 1997


                    ----------------------------------------

                         6.75% CONVERTIBLE SUBORDINATED
                               DEBENTURES DUE 2006
                    ----------------------------------------



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                          SECOND SUPPLEMENTAL INDENTURE


         SECOND SUPPLEMENTAL INDENTURE, dated as of December 31, 1999 (this "SECOND SUPPLEMENTAL INDENTURE"), among ALTERRA HEALTHCARE CORPORATION (f/k/a Alternative Living Services, Inc.), a Delaware corporation ("ALTERRA"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as successor to Fleet National Bank, as Trustee (the "TRUSTEE"), to that certain Indenture, dated as of May 23, 1996 (the "INDENTURE"), between the Sterling House Corporation, a Kansas corporation (the "COMPANY"), and Fleet National Bank, as Trustee, as supplemented by the First Supplemental Indenture thereto dated as of October 23, 1997 between Alterra, the Company and the Trustee (the "FIRST SUPPLEMENTAL INDENTURE").

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture providing for the issuance by the Company of up to $35,000,000 in aggregate principal amount of 6.75% Convertible Subordinated Debentures Due 2006 (the "SECURITIES");

         WHEREAS, Alterra and the Company have heretofore executed and delivered to the Trustee the First Supplemental Indenture in connection with the merger of Tango Merger Corporation (the "MERGER SUB"), a Kansas corporation and a wholly-owned subsidiary of Alterra with and into the Company (the "INITIAL MERGER"), pursuant to the provisions of that certain Agreement and Plan of Merger, dated as of July 30, 1997, among Alterra, Merger Sub and the Company, as amended as of September 2, 1997;

         WHEREAS, as a result of the Initial Merger, the Company became a wholly-owned subsidiary of Alterra and the Securities became convertible into shares of Alterra's common stock, $.01 par value per share, as provided in the First Supplemental Indenture;

         WHEREAS, effective as of December 31, 1999, Alterra has merged the Company with and into itself (the "FINAL MERGER") such that the separate corporate existence of the Company has been extinguished and Alterra has succeeded by operation of merger to all of the estate, property, rights, privileges and franchises of the Company;

         WHEREAS, in connection with the Final Merger, the outstanding capital stock of the Company has been cancelled;

         WHEREAS, Section 10.10 of the Indenture requires that the merger of any corporation with or into the Company shall be conditioned upon the execution and delivery to the Trustee of a supplemental indenture which provides that the holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 10.1 of the Indenture, to convert such Security into the kind and amount of securities, cash and other property receivable upon such merger by a holder of the number of shares of common stock into which such Security might have been converted immediately prior to such merger; and





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         WHEREAS, the First Supplemental Indenture sets forth the conversion rights of the holders of the Securities arising out of the Initial Merger in accordance with Section 10.10 of the Indenture and the Final Merger does not affect such conversion rights in any way;

         NOW, THEREFORE, this Second Supplemental Indenture witnesseth:

         In order to comply with the requirements of the Indenture, Alterra covenants and agrees with the Trustee for the equal and proportionate benefit, security and protection of the respective holders from time to time of the Securities, as follows:

                                   ARTICLE ONE

                           ASSUMPTION AND SUBSTITUTION

         SECTION 1.01. Alterra hereby represents and warrants to the Trustee and to the holders of the Securities as follows:

                  (a) Alterra is a corporation organized and existing under the laws of the State of Delaware.

                  (b) On the date hereof the Company has been merged with and into Alterra, said merger hereinafter referred to as the "MERGER."

                  (c) Immediately after giving effect to the Merger no Event of Default and no event which, after notice or passage of time, or both, would become an Event of Default has happened and is continuing.

         SECTION 1.02. In accordance with Section 5.1 of the Indenture, Alterra hereby expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the terms, covenants and conditions of the Indenture to be kept or performed by the Company.

         SECTION 1.03. Pursuant to Section 5.2 of the Indenture, Alterra shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if Alterra had been named as the Company therein.

                                   ARTICLE TWO

                                  MISCELLANEOUS

         SECTION 2.01. The Trustee accepts the trusts in this Second Supplemental Indenture declared and provided upon the terms and conditions set forth in the Indenture. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or



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sufficiency of this Second Supplemental Indenture or the due execution hereof by
Alterra or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by Alterra.

         SECTION 2.02. Except as hereby expressly modified hereby and by the First Supplemental Indenture, the Indenture and the Securities issued thereunder are in all respect ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect.

         SECTION 2.03. The recitals contained herein shall be taken as the statements of Alterra and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.

         SECTION 2.04. This Second Supplemental Indenture shall be effective as of the date and time of the effectiveness of the Final Merger.

         SECTION 2.05. Unless otherwise defined herein, or unless the context otherwise requires, the capitalized terms used herein shall have the respective meanings assigned to them in the Indenture.

         SECTION 2.06. The parties may sign multiple counterparts of this Second Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together shall represent the same agreement.

         SECTION 2.07. The laws of the State of New York shall govern this Second Supplemental Indenture without regard to principles of conflicts of laws.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

                                    ALTERRA HEALTHCARE CORPORATION


                                    By:    /s/Mark W. Ohlendorf
                                    Name:  Mark W. Ohlendorf
                                    Title: Sr. Vice President, Asst. Secretary

                                    STATE STREET BANK AND TRUST
                                    COMPANY, as successor Trustee


                                    By:    /s/ M. L. Storrs
                                    Name:  M. L. Storrs
                                    Title: Vice President


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